Exhibit 1.1

PUGET SOUND ENERGY, INC.

(a Washington corporation)

$500,000,000 5.598% Senior Notes due 2055

PURCHASE AGREEMENT

Dated: September 8, 2025

PUGET SOUND ENERGY, INC.

(a Washington corporation)

$500,000,000 5.598% Senior Notes due 2055

PURCHASE AGREEMENT

September 8, 2025

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

As Representatives of the several Underwriters

Ladies and Gentlemen:

Puget Sound Energy, Inc., a Washington corporation (the “Company”), confirms its agreement (this “Agreement”) with Mizuho Securities USA LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Mizuho Securities USA LLC, MUFG Securities Americas Inc. and RBC Capital Markets, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $500,000,000 aggregate principal amount of the Company’s 5.598% Senior Notes due 2055 (the “Securities”). The Securities are to be issued as a separate series of notes under the senior note indenture dated as of December 1, 1997, as amended and supplemented by a fourth supplemental indenture dated as of May 1, 2003 and a fifth supplemental indenture dated as of May 23, 2018 (as so amended and supplemented, the “Indenture”), each between the Company and U.S. Bank Trust Company, National Association, as senior note trustee (the “Trustee”). Until the Substitution Date (as defined in the Indenture), the Securities will be secured by a series of the Company’s first mortgage bonds (the “Pledged Bonds”) issued pursuant to the Company’s electric utility mortgage. Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a letter agreement between the Company and DTC.

The Company understands that the Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus (as defined below).

The Company filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-289101) on July 30, 2025, including a related Base Prospectus contained therein (the “Base Prospectus”), covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus (which term, as used herein, shall include the Final Preliminary Prospectus), or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be. All references herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, (the “1934 Act”) on or before the Effective Date of the Registration Statement or the issue date of any preliminary prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of any preliminary prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

Certain terms used herein are defined in Section 21 hereof.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i) Compliance with Registration Requirements.

(A) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations and any post-effective amendment thereto has also become effective upon filing under Rule 462(e) of the 1933 Act Regulations. No stop order suspending the effectiveness, or any written or oral notice to the Company objecting to the use of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with the provisions of paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. As filed, such final prospectus supplement shall contain all information required by the 1933 Act and the 1933 Act Regulations, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any preliminary prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(B) On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and at the Closing Time (as defined herein), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and the Trust Indenture Act of 1939, as amended (the “1939 Act”) and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”); on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on each Effective Date and at the Closing Time the Indenture did and will comply in all material respects with the applicable requirements of the 1939 Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and at the Closing Time, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply (x) to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or in the Prospectus (or any amendment or supplement thereto) or (y) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the 1939 Act of the Trustee.

(C) (i) the Disclosure Package and (ii) each electronic roadshow, if any, when taken as a whole with the Disclosure Package, at the Applicable Time do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any electronic roadshow based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(D) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) (“Rule 164(h)(2)”) of the 1933 Act Regulations) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)) the Company was and is eligible to register and issue the Securities as a “well-known seasoned issuer” (as defined in Rule 405) and was not and is not an “ineligible issuer” (as defined in Rule 405) (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rule 164 and Rule 433 (“Rule 433”) of the 1933 Act Regulations with respect to the offering of the Securities as contemplated by the Registration Statement.

(E) Each issuer free writing prospectus, as defined in Rule 433 (each an “Issuer Free Writing Prospectus”), including the final term sheet prepared and filed pursuant to Section 3(b) hereto, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. Each Issuer Free Writing Prospectus, when taken as a whole with the Disclosure Package, at the Applicable Time does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and 1934 Act Regulations.

(iii) Independent Registered Public Accounting Firm. The financial statements incorporated in the Registration Statement, the Disclosure Package and the Prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of internal control over financial reporting as of December 31, 2024 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report incorporated herein.

(iv) Financial Statements. The financial statements included in the Registration Statement, any preliminary prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholder’s equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, any preliminary prospectus and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information, if any, included in the Registration Statement, any preliminary prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. Any pro forma financial statements and the related notes thereto included in the Registration Statement, any preliminary prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated in the Disclosure Package and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise. Except as has been previously disclosed to counsel for the Underwriters in writing or via email prior to the date hereof, since December 31, 2024, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Washington and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) Significant Subsidiaries. The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X).

(viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(ix) Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act, duly executed and delivered by the Company, and assuming due execution by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(x) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated by the Trustee, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xi) Description of the Securities and the Indenture. The Securities, the Pledged Bonds and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement. The information in any preliminary prospectus relating to the offering of the Securities and in the Prospectus under “Description of the Senior Notes” and “Description of Securities,” or any caption purporting to cover such matters, in the Registration Statement under Item 15, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, under “Regulation and Rates” and “Legal Proceedings,” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and by-laws or legal proceedings, or legal conclusions, is correct in all material respects.

(xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Securities and the Pledged Bonds and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in any preliminary prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Indenture, the Securities and the Pledged Bonds have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in (x) any violation of the provisions of the charter or by-laws of the Company or any subsidiary or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations in the case of clause (y) that would not reasonably be expected to result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation (collectively, “Proceedings”) before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or, except for Proceedings described in the Final Preliminary Prospectus and the Prospectus, (A) which might result in a Material Adverse Effect, or (B) which might materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder, or under the terms of the Indenture, the Securities, or the Pledged Bonds.

(xv) Accuracy of Exhibits. All descriptions in the Registration Statement, any preliminary prospectus relating to the offering of the Securities, the Disclosure Package and the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement, any preliminary prospectus relating to the offering of the Securities, the Prospectus, or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xvi) Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or, to the knowledge of the Company, any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xvii) Absence of Further Requirements. Other than notice filings with the Washington Utilities and Transportation Commission (the “Utilities Commission”) pursuant to RCW 80.08.040 with respect to the Securities and the Pledged Bonds, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act.

(xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including, without limitation, the Utilities Commission and cities and towns within the service territory of the Company, necessary to conduct the business now operated by them and for the Company to own and operate its facilities, including its electric plants, gas plants, and other generating and transmission facilities; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Disclosure Package and the Prospectus, (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (c) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus will not be, an “investment company” or a company “controlled” by an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended.

(xxi) Environmental Laws. Except as described in the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxii) Utilities Commission. The Company has made and will make notice filings with the Utilities Commission pursuant to RCW 80.08.040 with respect to the Securities and the Pledged Bonds.

(xxiii) Certain Loans, Advances and Guarantees. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

(xxiv) Sarbanes-Oxley Act. The Company is in compliance in all material respects with all the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xxv) Internal Accounting Controls. The Company and its consolidated subsidiaries maintain a system of internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Such system is also sufficient to ensure the accuracy of the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Disclosure Package and the Prospectus.

(xxvi) Disclosure Controls and Procedures. To the extent required by the 1934 Act Regulations, the Company’s “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the 1934 Act and the 1934 Act Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the 1934 Act with respect to such reports.

(xxvii) The Pledged Bonds. The Pledged Bonds have been duly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement, validly secure the Securities and, when issued, authenticated and delivered in the manner provided for in the applicable mortgage and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(xxviii) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or its subsidiaries would have any liability (each, a “Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the, “Code”), except for noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption and excluding transactions that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, exists or is reasonably expected to occur; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that could reasonably be expected to result in a Material Adverse Effect; and (v) neither the Company nor any member of the “Controlled Group” (defined as any trade or business which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA), other than contributions to a Plan and premiums payable to the Pension Benefit Guaranty Corporation and other than liabilities that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(xxix) Related Party Transactions. Except as disclosed in, or incorporated by reference into, the Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act to be disclosed in a registration statement on Form S-1 which is not so disclosed in the Prospectus.

(xxx) Tax Law Compliance. Except as disclosed to the Underwriters, the Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns required to be filed or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(a)(iv) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined and except in each case for any noncompliance that, individually or in the aggregate, would not result in a Material Adverse Effect.

(xxxi) Insurance. Each of the Company and its subsidiaries is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxxii) Regulations T, U, X. Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(xxxiii) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiv) No Unlawful Contributions or Other Payments. None of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, any director, officer, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) any other applicable corruption legislation (“Bribery Legislation”), and the Company, its subsidiaries and, to the best of the Company’s knowledge, its affiliates have conducted their businesses in compliance with the FCPA and applicable Bribery Legislation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxv) No Conflict with OFAC Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), or other applicable sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxvi) Cybersecurity. (i)(x) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its

subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, have a Material Adverse Effect; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel to the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166-0005, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the fifth (5th) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Each of Mizuho Securities USA LLC, MUFG Securities Americas Inc. and RBC Capital Markets, LLC, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Denominations; Registration. Certificates for the Securities shall be in such denominations ($2,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. During the period when the Prospectus is required to be delivered under the 1933 Act in connection with the offer and sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 (“Rule 172”) of the 1933 Act Regulations), the Company, subject to Section 3(d), will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Disclosure Package or the Prospectus or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection by the Commission to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Final Term Sheet. The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in a form approved by the Representatives and attached as Exhibit B hereto and will timely file such term sheet pursuant to Rule 433(d) of the 1933 Act Regulations.

(c) Disclosure Package. If, at any time prior to the filing of the Prospectus, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) Filing of Amendments. During the period when the Prospectus is required to be delivered under the 1933 Act in connection with the offer and sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(e) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel to the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), such number of copies of each preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g) Free Writing Prospectuses. The Company agrees that unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information contained in the final term sheet prepared and filed pursuant to Section 3(b) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses identified in Schedule C hereto and any electronic roadshow. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Issuer Free Writing Prospectus, including in respect to timely filing with the Commission, legending and recordkeeping.

(h) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Disclosure Package and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel to the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus or Registration Statement will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances existing at the time it is delivered to a purchaser), or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, including in connection with use or delivery of the Prospectus, the Company will (i) notify the Representatives of such event, (ii) promptly prepare and file with the Commission, subject to Section 3(d), such amendment or supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Prospectus and (iv) furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(i) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

(j) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(k) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(l) Restriction on Sale of Securities. During a period of 14 calendar days after the date of the Prospectus, the Company will not, without the prior written consent of the Representatives directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any similar term debt securities of the Company substantially similar to the Securities.

(m) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto;

(ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities;

(iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters;

(iv) the filing fees and expenses (including legal fees and disbursements) incident of securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities.

(v) the fees and disbursements of the Company’s counsel, accountants and other advisors;

(vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(i) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation and delivery of any Blue Sky Survey and any supplement thereto to the Underwriters;

(vii) the printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto;

(viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities;

(ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the Representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; and

(x) any fees payable in connection with the rating of the Securities.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Filing of Prospectus; Effectiveness of Registration Statement. The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b), and the final term sheet contemplated by Section 3(b) hereof and any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission in the manner and within the applicable time periods prescribed for such filings by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any written or oral notice to the Company objecting to its use shall have been issued by the Commission under the 1933 Act, no order preventing or suspending the use of the Prospectus and no proceedings with respect to any of the foregoing shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of Perkins Coie LLP, counsel for the Company, in form and substance satisfactory to counsel to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request (it being understood that such legal opinion will be subject to reasonable and customary assumptions, qualifications and exclusions).

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received an opinion, dated as of the Closing Time, of Hunton Andrews Kurth LLP, counsel to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer, chief accounting officer or treasurer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or any written or oral notice to the Company objecting to its use has been issued by the Commission and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Final Preliminary Prospectus and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section.

(g) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least A2 by Moody’s Investor’s Service Inc., A- by S&P Global Ratings and A by Fitch Ratings, Inc., and the Company shall have delivered to the Representatives a letter from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other securities by any “nationally recognized statistical rating agency,” (as such term is defined in Section 3(a)(62) of the 1934 Act), and no such organization shall have publicly announced (other than any announcement made prior to the date of this Agreement) that it has under surveillance or review for possible downgrading its rating of the Securities or any of the Company’s other securities.

(h) Additional Documents. At the Closing Time, counsel to the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel to the Underwriters.

(i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and any director, officer or employee thereof as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any preliminary prospectus or any other preliminary prospectus supplement relating to the Securities, the Prospectus, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, the Disclosure Package, or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred, including the fees and disbursements of counsel chosen by the Representatives, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in the Base Prospectus, any preliminary prospectus or any other preliminary prospectus supplement relating to the Securities, the Prospectus, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, the Disclosure Package, or in any amendment thereof or supplement thereto.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in the Base Prospectus, any preliminary prospectus or any other preliminary prospectus supplement relating to the Securities, the Prospectus, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, the Disclosure Package, or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges that the only information that the Underwriters through the Representatives have furnished to the Company expressly for use in the Base Prospectus, the Final Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Prospectus, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus or the Disclosure Package (or any amendment or supplement thereto) are the statements set forth in the third and fourth sentences of the sixth paragraph and the eighth paragraph under the caption “Underwriting (Conflicts of Interest)” in the Final Preliminary Prospectus and the Prospectus.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each Underwriter’s Affiliates and selling agents, and any director, officer or employee thereof, shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change not contemplated by the Prospectus (as it exists on the date hereof) in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which, in your judgment, materially impairs the investment quality of the Securities, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to offer, sell or deliver the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or if trading generally has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the New York Stock

Exchange LLC or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by Federal, New York or Washington authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives as set forth on Schedule B hereto and notices to the Company shall be directed to it at 355 110th Avenue NE, Bellevue, Washington 98004, Attention of Cara Peterman, Corporate Treasurer (fax no: (425) 462-3223).

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. No Fiduciary Duty. The Company acknowledges and agrees that (a) the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Securities contemplated hereby; (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not as an agent or a fiduciary to the Company or any other person; (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (d) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (e) the Underwriters are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

SECTION 14. Recognition of the U.S. Special Resolution Regimes.

In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

SECTION 18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 19. WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Applicable Time” shall mean 2:20 p.m. New York City time on the date hereof.

“Disclosure Package” shall mean (i) the Final Preliminary Prospectus and (ii) the Issuer Free Writing Prospectuses identified in Schedule C hereto, including the final term sheet prepared and filed pursuant to Section 3(b) and attached as Exhibit B hereto.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective, including the date and time of any prospectus supplement relating to the Securities that is filed pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B of the 1933 Act Regulations.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Preliminary Prospectus” means the preliminary prospectus used most recently prior to the Applicable Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus as defined in Rule 405.

“Prospectus” shall mean the prospectus supplement relating to the Securities that was filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” means the registration statement referred to in the third paragraph hereof, including the exhibits and financial statements and schedules and other information and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 and any prospectus supplement relating to the Securities that is filed pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B of the 1933 Act Regulations, as amended on each Effective Date, and, in the event of any post-effective amendment thereto that becomes effective prior to the Closing Time, shall also mean such registration statement as so amended.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

Puget Sound Energy, Inc.

By:	/s/ Cara Peterman
Name: Cara Peterman
Title: Director, Chief Risk Officer and Corporate Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

Mizuho Securities USA LLC

By:	/s/ Stephen E. Leamer
Name: Stephen E. Leamer
Title: Managing Director

MUFG Securities Americas Inc.

By:	/s/ Lee Schreibstein
Name: Lee Schreibstein
Title: Managing Director

RBC Capital Markets, LLC

By:	/s/ John M. Sconzo
Name: John M. Sconzo
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Principal Amount of Securities
Mizuho Securities USA LLC	$110,000,000
MUFG Securities Americas Inc.	110,000,000
RBC Capital Markets, LLC	110,000,000
BofA Securities, Inc.	60,000,000
U.S. Bancorp Investments, Inc.	60,000,000
CIBC World Markets Corp.	25,000,000
KeyBanc Capital Markets Inc.	25,000,000

Total	$500,000,000

Sch A-1

SCHEDULE B

PUGET SOUND ENERGY, INC.

$500,000,000 5.598% Senior Notes due 2055

1.	The initial public offering price of the Securities shall be 100.000% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2.	The purchase price to be paid by the Underwriters for the Securities shall be 99.125% of the principal amount thereof, plus accrued interest, if any, from September 15, 2025 to the Closing Time.

3.	The interest payment dates for the Securities shall be March 15 and September 15, commencing on March 15, 2026.

4.	The date of maturity of the Securities shall be September 15, 2055.

5.

The Securities will initially be the senior secured indebtedness of the Company secured by a series of the Company’s first mortgage bonds issued under its electric utility mortgage. Beginning on the release date (as described in the Prospectus Supplement), the Securities will be secured by substitute pledged first mortgage bonds issued under a mortgage indenture other than the Company’s electric utility mortgage indenture or its gas utility mortgage indenture.

6.

The Securities may be redeemed at the option of the Company at any time prior to March 15, 2055 (the “par call date”) in whole or in part, at the redemption price described in the Prospectus Supplement dated September 8, 2025, except that, on or after the par call date, the Securities may be redeemed at par.

7.	There are no sinking fund provisions.

8.	Notices to the Underwriters are to be directed to the Representatives as follows:

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Debt Capital Markets

Email: BA_DCM_Notices@mizuhogroup.com

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Attention: Capital Markets Group

Fax No.: (646) 434-3455

Sch B-1

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: DCM Transaction Management/Scott Primrose

Telephone: (212) 618-7706

Email: TMGUS@rbccm.com

Sch B-2

SCHEDULE C

ISSUER FREE WRITING PROSPECTUS

•	Final Term Sheet attached as Exhibit B to Purchase Agreement

Sch C-1

Exhibit A

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

[Provided under separate cover.]

A-1

Exhibit B

Filed pursuant to Rule 433

Registration Statement No. 333-289101

September 8, 2025

Puget Sound Energy, Inc.

$500,000,000 5.598% Senior Notes due 2055

PRICING TERM SHEET

Issuer:	Puget Sound Energy, Inc. (the “Issuer”)

Anticipated Ratings*:	Intentionally Omitted

Trade Date:	September 8, 2025

Settlement Date**:	September 15, 2025 (T+5)

Issue:	5.598% Senior Notes due 2055 (the “Notes”)

Security:	So long as the Notes remain outstanding, the Notes will continue to be secured either by first mortgage bonds issued under our existing electric utility mortgage or by substitute pledged first mortgage bonds to be issued under a new mortgage.

Principal Amount:	$500,000,000

Maturity Date:	September 15, 2055

Benchmark Treasury:	4.750% due May 15, 2055

Treasury Price:	100-16

Treasury Yield:	4.718%

Spread to Benchmark:	T+88 basis points

Reoffer Yield:	5.598%

Issue Price:	100.000% of the principal amount of the Notes

Coupon:	5.598%

Interest Payment Dates:	Semi-annually on March 15 and September 15, commencing on March 15, 2026

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Optional Redemption:

Prior to March 15, 2055 (six months prior to the maturity date of the Notes) (the “Par Call Date”) the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate +15 bps less (b) interest accrued to the redemption date; and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

At any time on or after the Par Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at par, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Joint Book-Running Managers:	Mizuho Securities USA LLC MUFG Securities Americas Inc. RBC Capital Markets, LLC BofA Securities, Inc. U.S. Bancorp Investments, Inc.

Co-Managers:	CIBC World Markets Corp. KeyBanc Capital Markets Inc.

CUSIP/ISIN:	745332 CP9/ US745332CP99

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

We expect to deliver the Notes against payment for the Notes on or about September 15, 2025, which will be the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the first business day before delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the first business day before delivery of the Notes should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus and prospectus supplement if you request it by calling Mizuho Securities USA LLC toll-free at (866) 271-7403, MUFG Securities Americas Inc. toll-free at (877) 649-6848 or RBC Capital Markets, LLC toll-free at (866) 375-6829.

B-2